UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2026

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08174	95-0693330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Anton Blvd., Suite 1100
Costa Mesa, California	92626-7100
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (657) 335-3665

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	DCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(d)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 4, 2026, the Company’s Board of Directors (the “Board”) appointed Mark A. Caylor as a Class II Director, effective immediately, to serve for a term expiring at the annual meeting of stockholders in 2029 and until his successor is elected and qualified. In connection with Mr. Caylor’s appointment, he has been appointed to serve as a member of the Board’s Audit Committee.

The Company is unaware of any arrangements or understandings between Mr. Caylor, on the one hand, and any other person, on the other hand, pursuant to which Mr. Caylor was selected as a director of the Company, nor does Mr. Caylor have any direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Caylor’s service as a director, he will be compensated on the same basis as other non-employee directors of the Company. Effective April 28, 2026, the Company’s non-employee directors will be paid a mix of cash and equity for their service on the Board, consisting of: an annual cash retainer of $85,000 to be paid in equal increments on a quarterly basis; an equity-based annual retainer in the form of restricted stock units for a number of shares equal in value to $160,000 based on the average closing price of the Company’s common stock over the five trading days preceding the date of grant, typically occurring on or shortly after the date of the Company’s annual meeting of stockholders, and vesting on the one-year anniversary of the date of grant; committee retainer fees ranging from $5,000 to $12,500 ($12,500 in the case of the Board’s Audit Committee); an additional retainer for committee chair roles, ranging from $7,500 to $17,500; and an additional retainer for the lead independent director of $32,000. Accordingly, Mr. Caylor will receive proportionate amounts of the foregoing annual cash retainer and committee retainer fees for the remainder of fiscal year 2026 and an equity-based annual retainer when such retainers are granted to other non-employee directors, as applicable. In connection with his appointment, the Company will enter into its standard form of indemnification agreement with Mr. Caylor, which among other things, requires the Company to indemnify Mr. Caylor to the fullest extent permitted by the General Corporation Law of the State of Delaware in connection with any proceedings relating to his service as a director of the Company and to advance any expenses incurred by Mr. Caylor in connection with any such proceedings.

Item 7.01	Regulation FD Disclosure.

On May 4, 2026, the Company issued a press release regarding Mr. Caylor’s appointment to the Board. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Title and Description

99.1*	Ducommun Incorporated press release issued on May 4, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED (Registrant)

Date: May 4, 2026	By:	/s/ Rajiv A. Tata
Rajiv A. Tata
Vice President, General Counsel & Corporate Secretary